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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 Numbers 333-33382 and 333-60354) pertaining to the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan of Websense, Inc. of our report dated January 18, 2002, with respect to the consolidated financial statements and schedule of Websense, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                  /S/ ERNST & YOUNG LLP


San Diego, California
March 29, 2002